Exhibit 99
Silicon Labs Reports First Quarter 2024 Results
Wireless IoT leader sees sequential revenue growth accelerating into the second quarter
AUSTIN, Texas – April 24, 2024 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the first quarter, which ended March 30, 2024.
“Silicon Labs delivered strong sequential growth in the first quarter, driven by progress in end-customer inventory destocking in both the Home & Life and Industrial & Customer business units,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “While we are still in the early stages of the recovery, we expect revenue growth to accelerate in the second quarter as excess inventory is further reduced, bookings improve, and design wins continue to ramp.”
First Quarter Financial Highlights
•Revenue was $106 million
•Industrial & Commercial revenue for the quarter was $65 million
•Home & Life revenue for the quarter was $41 million
Results on a GAAP basis:
•GAAP gross margin was 52%
•GAAP R&D expenses were $81 million
•GAAP SG&A expenses were $34 million
•GAAP operating loss was $59 million
•GAAP diluted loss per share was $(1.77)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 52%
•Non-GAAP R&D expenses were $64 million
•Non-GAAP SG&A expenses were $30 million
•Non-GAAP operating loss was $39 million
•Non-GAAP diluted loss per share was $(0.92)
Business Highlights
•Silicon Labs is advancing its strategic growth plan and has announced several key leadership appointments. These changes underscore the company's commitment to aggressively scaling and leveraging the expertise of executives seasoned in leading high-growth transformations.
◦Dean Butler will join the company as Senior Vice President and Chief Financial Officer (CFO) on May 15, 2024. Butler will be responsible for Silicon Labs' financial strategy and will lead the global finance organization. Butler will succeed Mark Mauldin, who is currently serving as interim CFO. Butler joins Silicon Labs from Synaptics Incorporated, where he has served as Senior Vice President and CFO since October 2019. He previously held financial leadership positions at Marvell Technology, Inc. and Broadcom, Inc.

◦Bob Conrad will join the company as its Senior Vice President of Worldwide Operations on April 29, 2024. Conrad transitions from his current role serving on Silicon Labs' Board of Directors and brings over 40 years of experience in the semiconductor industry to his new position. With a distinguished career that includes leadership roles at NXP Semiconductors, Freescale, Fairchild Semiconductor, Analog Devices, and Texas Instruments, Conrad's extensive background will bolster Silicon Labs' strategic operations as the company advances its global manufacturing and supply chain capabilities.
◦Radhika Chennakeshavula joins Silicon Labs as Chief Information Officer (CIO) on April 24, 2024. Chennakeshavula now oversees IT operations, enterprise applications, data analytics, and digital transformation initiatives. Chennakeshavula previously served as the VP of Infrastructure Operations and Engineering Services at Western Digital, where she successfully led the infrastructure team in providing high-quality IT services for mission-critical functions, including manufacturing and R&D.

•Announced Silicon Labs' highest-performance device family to date, the xG26 family of wireless SoC's and MCU's. The xG26 family is designed to future-proof the IoT against some of the most demanding emerging applications, including Matter, with double the flash, RAM, and general-purpose input/output capacity as the xG24 family, as well as higher performance compute, embedded AI/ML acceleration, industry-leading power efficiency and security, and 2.4 GHz wireless connectivity that supports Matter, Zigbee, OpenThread, Bluetooth Low Energy, Bluetooth Mesh, Proprietary, and multiprotocol.
Business Outlook
The company expects second-quarter revenue to be between $135 to $145 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be 53%
•GAAP operating expenses of approximately $125 million
•GAAP diluted loss per share per share between $(1.45) to $(1.61)
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be 53%
•Non-GAAP operating expenses of approximately $102 million
•Non-GAAP diluted loss per share between $(0.58) to $(0.70)
Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs' website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through May 24, 2024.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Revenues	$106,375	$246,787
Cost of revenues	51,306	92,927
Gross profit	55,069	153,860
Operating expenses:
Research and development	80,650	89,396
Selling, general and administrative	33,553	44,891
Operating expenses	114,203	134,287
Operating income (loss)	(59,134)	19,573
Other income (expense):
Interest income and other, net	2,732	4,836
Interest expense	(509)	(1,656)
Income (loss) before income taxes	(56,911)	22,753
Provision (benefit) for income taxes	(385)	7,753
Equity-method loss	—	(1,033)
Net income (loss)	$(56,526)	$13,967

Earnings (loss) per share:
Basic	$(1.77)	$0.44
Diluted	$(1.77)	$0.41

Weighted-average common shares outstanding:
Basic	31,910	31,959
Diluted	31,910	33,753

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended March 30, 2024
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$106,375

Gross profit	55,069	51.8%	$412	$—	$—	$55,481	52.2%

Research and development	80,650	75.8%	9,722	6,061	407	64,460	60.6%

Selling, general and administrative	33,553	31.5%	3,477	19	156	29,901	28.1%

Operating income (loss)	(59,134)	(55.6%)	13,611	6,080	563	(38,880)	(36.5%)

	Three Months Ended March 30, 2024
Non-GAAP Loss Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(56,526)	$13,611	$6,080	$563	$6,946	$(29,326)

Diluted shares outstanding	31,910					31,910

Diluted loss per share	$(1.77)					$(0.92)
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

	Three Months Ended June 29, 2024
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	53%	—%	53%

Operating expenses	$125	$(23)	$102

Diluted loss per share - low	$(1.61)	$0.91	$(0.70)

Diluted loss per share - high	$(1.45)	$0.87	$(0.58)
**Non-GAAP adjustments include the following estimates: stock compensation expense of $16.0 million, intangible asset amortization of $6.1 million, termination costs of $1.3 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	March 30, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$191,489	$227,504
Short-term investments	141,201	211,720
Accounts receivable, net	32,616	29,295
Inventories	198,206	194,295
Prepaid expenses and other current assets	82,608	75,117
Total current assets	646,120	737,931
Property and equipment, net	142,155	145,890
Goodwill	376,389	376,389
Other intangible assets, net	53,453	59,533
Other assets, net	126,036	123,313
Total assets	$1,344,153	$1,443,056
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$44,575	$57,498
Revolving line of credit	—	45,000
Deferred revenue and returns liability	3,921	2,117
Other current liabilities	62,863	58,955
Total current liabilities	111,359	163,570
Other non-current liabilities	67,233	70,804
Total liabilities	178,592	234,374
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 31,924 and 31,897 shares issued and outstanding at March 30, 2024 and December 30, 2023, respectively	3	3
Additional paid-in capital	29,830	16,973
Retained earnings	1,136,205	1,192,731
Accumulated other comprehensive loss	(477)	(1,025)
Total stockholders’ equity	1,165,561	1,208,682
Total liabilities and stockholders’ equity	$1,344,153	$1,443,056

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2024	April 1, 2023
Operating Activities
Net income (loss)	$(56,526)	$13,967
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	6,634	6,235
Amortization of other intangible assets	6,079	6,510
Amortization of debt issuance costs	—	523
Loss on extinguishment of convertible debt	—	—
Stock-based compensation expense	13,612	16,638
Equity-method loss	—	1,033
Deferred income taxes	(5,270)	(2,670)
Changes in operating assets and liabilities:
Accounts receivable	(3,321)	(16,257)
Inventories	(3,958)	(32,794)
Prepaid expenses and other assets	(15,466)	11,530
Accounts payable	(13,829)	(12,966)
Other current liabilities and income taxes	1,554	(8,529)
Deferred revenue and returns liability	1,804	4,478
Other non-current liabilities	(3,113)	(978)
Net cash used in operating activities	(71,800)	(13,280)

Investing Activities
Purchases of marketable securities	(9,794)	(66,113)
Sales of marketable securities	25,763	170,317
Maturities of marketable securities	55,188	157,734
Purchases of property and equipment	(2,047)	(7,657)
Proceeds from sale of equity investment	12,382	—
Net cash provided by investing activities	81,492	254,281

Financing Activities
Payments on debt	(45,000)	—
Repurchases of common stock	—	(17,608)
Payment of taxes withheld for vested stock awards	(1,048)	(6,931)
Proceeds from the issuance of common stock	341	—
Net cash used in financing activities	(45,707)	(24,539)

Increase (decrease) in cash and cash equivalents	(36,015)	216,462
Cash and cash equivalents at beginning of period	227,504	499,915
Cash and cash equivalents at end of period	$191,489	$716,377